______________________

                        NOTICE
                          OF

                    ANNUAL MEETING

                    OF STOCKHOLDERS

                  AND PROXY STATEMENT
                _________________________

           SPACE IN OUR AUDITORIUM IS LIMITED

     Stockholders will be seated in the auditorium as long as space is available. Remaining stockholders are invited to participate via closed circuit television from other locations in our Conference Center.

     Beneficial owners of stock held by banks, brokers or investment plans ("in street name") will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from the broker or bank are examples of proof of ownership.

                                                               COMPAQ LOGO!
_______________________________________________________________________________

Compaq Computer Corporation                             20555 SH 249
P.O. Box 692000                                         Houston, TX  77070-2698
Houston, TX  77269-2000                                 Tel 713-370-0670

COMPAQ LOGO!

March 10, 1994

Dear Stockholder:

     Compaq Computer Corporation's annual meeting of stockholders will be held Thursday, April 21, 1994, at 10:00 a.m. at the Conference Center, CCA5, Compaq Computer Corporation, 20555 SH 249, Houston, Texas.

     Details of the business to be conducted at the annual meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

     On behalf of the Board of Directors and employees of Compaq, I cordially invite all stockholders to attend the annual meeting.

                                Sincerely,



                                Eckhard Pfeiffer
                                President and Chief
                                Executive Officer

Compaq Computer Corporation                             20555 SH 249
P.O. Box 692000                                         Houston, TX  77070-2698
Houston, TX  77269-2000                                 Tel 713-370-0670


COMPAQ LOGO!


                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be Held April 21, 1994


To the Stockholders of
Compaq Computer Corporation:

      Notice is hereby given that the annual meeting of stockholders of Compaq Computer Corporation, a Delaware corporation (the "Company"), will be held at the Conference Center, CCA5, Compaq Computer Corporation, 20555 SH 249,
Houston, Texas, on Thursday, April 21, 1994, at 10:00 a.m., Houston time, for the following purposes, as more fully described in the accompanying Proxy
Statement:

     (1)  To elect eight directors.

     (2) To act upon such other business as may properly come before the meeting.

      The close of business on February 23, 1994, has been fixed as the record date for determining the stockholders entitled to notice and to vote at the annual meeting.


                                        By Order of the Board of Directors



                                        Wilson D. Fargo,
                                        Secretary

March 10, 1994


It is important that your stock be represented at the meeting regardless of the number of shares you hold. Please complete, sign, and mail the enclosed Proxy in the accompanying envelope even if you intend to be present at the meeting. Returning the proxy will not limit your right to vote in person or to attend the annual meeting, but will ensure your representation if you cannot attend. The Proxy is revocable at any time prior to its use.
_______________________________________________________________________________

                           COMPAQ COMPUTER CORPORATION
                                  20555 SH 249
                              Houston, Texas  77070

                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Stockholders
                           To Be Held April 21,  1994

                        VOTING AT THE MEETING AND PROXIES

     On March 11, 1994, Compaq Computer Corporation, a Delaware corporation (the "Company"), will begin to send this Proxy Statement to stockholders entitled to vote at the Company's Annual Meeting of Stockholders on April 21, 1994. Stockholders of record at the close of business on February 23, 1994, will be entitled to vote at the meeting and will receive a copy of this Proxy Statement, furnishing information relating to the business to be transacted at the meeting. On February 23, 1994, there were 85,238,656 shares of the Company's common stock, $.01 par value (the "Common Stock") outstanding. Each share of Common Stock entitles the holder to one vote on each matter presented at the meeting. The 2,258,403 shares of Common Stock held in the Company's treasury will not be voted.

      A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

      The only matter to be voted upon at the meeting is the election of directors. You have three choices in this election: By checking the appropriate box on your proxy card you may (i) vote for all of the director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees you identify in the appropriate area. See "General Information" under Election of Directors.

      You may revoke your proxy at any time before it is actually voted at the Annual Meeting by (i) delivering written notice of revocation to the Secretary of the Company, (ii) submitting a subsequently dated proxy, or (iii) attending the meeting and withdrawing the proxy. You may also be represented by another person present at the meeting through executing a form of proxy designating such person to act on your behalf. Each unrevoked proxy card properly executed and received prior to the close of the voting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted for the election of all directors as nominated.

     The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. To assist in the solicitation of proxies, the Company has engaged Corporate Investor Communications, Inc. ("CIC") at a fee of $9,000 plus reimbursement of its out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation as well as by employees of CIC. The Company will reimburse banks, brokers and other custodians, nominees, and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Common Stock.


                              ELECTION OF DIRECTORS

General Information

      Directors elected at the Annual Meeting will hold office until the next Annual Meeting and their successors are duly chosen and qualify, or until their earlier resignation or removal. The Board of Directors has inquired of each nominee and learned that each will serve if elected. In the event that any of these nominees should become unavailable for election, the Board of Directors may designate substitute nominees, in which event the shares represented by the proxy cards returned will be voted for such substitute nominees unless an instruction to the contrary is indicated on the proxy card. Each of the nominees other than Mr. Larson and Mr. Heilmeier was elected by the stockholders at the last Annual Meeting. Mr. Larson and Mr. Heilmeier were appointed to the Board in April 1993 and February 1994, respectively.


Information Concerning Nominees


BENJAMIN M. ROSEN                                            Director since 1982

Benjamin M. Rosen, age 61, has been Chairman of the Board of Sevin Rosen Management Company, a venture capital firm, since 1981. Mr. Rosen is a director of several privately held technology companies. He is also Vice Chairman of the Board of Trustees of the California Institute of Technology. He was appointed Chairman of the Board of the Company in 1983.


ECKHARD PFEIFFER                                             Director since 1991

Eckhard Pfeiffer, age 52, was elected President and Chief Executive Officer and appointed a director of the Company in October 1991. He joined the Company in September 1983 as Vice President, Europe and was elected Senior Vice President, International Operations in January 1986, President, Europe and International Division in May 1989, and Executive Vice President and Chief Operating Officer in January 1991.


ROBERT TED ENLOE, III                                       Director since  1986

Robert Ted Enloe, III, age 55, has served as President and Chief Executive Officer of Liberte Investors since 1975. He was President and a director of L&N Housing Corp. from 1981 to April 1992 and he remains a director of that entity, now known as LNH Reit, Inc. From 1975 to September 1991 he served as the President of Lomas Financial Corporation, and as a director of that company from 1970 to 1991. Mr. Enloe also serves as a trustee of Liberte Investors and as a director of Leggett & Platt, Inc., and Sixx Holdings, Incorporated.


GEORGE H. HEILMEIER                                          Director since 1994

George H. Heilmeier, age 57, has served as President and Chief Executive Officer of Bell Communications Research, Inc. (Bellcore), since 1991. He was Senior Vice President and Chief Technical Officer of Texas Instruments, Inc. from 1983 to 1991. He is a member of the Defense Science Board, the President's National Security Telecommunications Advisory Committee and the National Academy of Engineering. Dr. Heilmeier also serves as a member of the board of directors of TRW, Inc.


GEORGE E.R. KINNEAR II                                       Director since 1988

George E.R. Kinnear II, age 66, currently serves as Chairman of the Board of the Retired Officers Association of the United States. From November 1988 to
January 1992 he served as Executive Vice President of the University of New Hampshire (and as interim President from February 1990 to August 1990). From 1982 to 1988, he served as a vice president for Grumman Corporation or its subsidiaries, last serving as

                                      2

Senior Vice President, Washington Operations.   He also  serves  as  a member of
the board of directors for Precisions Standard Corporation and The Aerospace Corporation.

PETER N. LARSON                                              Director since 1993

Peter N. Larson, age 54, has served as Chairman of the Consumer Sector Operating Committee and a member of the Executive Committee of Johnson & Johnson since August 1992. He joined Johnson & Johnson as a Company Group Chairman in 1991. Prior to joining Johnson & Johnson in 1991, he was a member of a partnership managing consumer businesses. He previously had been employed by Kimberly-Clark Corporation since 1978 in a variety of assignments, including President of its Health Care Sector and a member of its Board of Directors.


KENNETH L. LAY                                               Director since 1987

Kenneth L. Lay, age 51, has served as Chairman of the Board and Chief Executive Officer of Enron Corp., a diversified energy company, since February 1986. In addition to Enron Corp., he serves as a director of Eli Lilly & Company, Trust Company of the West, and Enron Oil and Gas Company.


KENNETH ROMAN                                                Director since 1991

Kenneth Roman, age 63, provides management consulting services. From 1988 to 1989 he served as Chairman and Chief Executive Officer of The Ogilvy Group (and from 1985 to 1989 as Chairman of Ogilvy & Mather Worldwide). He was Executive Vice President of American Express in charge of corporate affairs and communications from 1989 to 1991. He serves as a director of IBJ Schroder Bank and Trust Company and PennCorp Financial Group, Inc.

These eight persons will be placed in nomination for election to the Board of Directors. The shares represented by the proxy cards returned will be voted FOR the election of these nominees unless you specify otherwise.


                         Board Organization and Meetings

     During 1993 the Board of Directors met nine times and various committees of the Board met a total of fourteen times. Attendance at Board meetings averaged 95% and attendance at committee meetings averaged 91%. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which he served.

      The Audit Committee consists of five non-employee directors: Mr. Lay (Chair) and Messrs. Enloe, Kinnear, Larson, and Rosen. This Committee is responsible for engaging the Company's independent accountants, and reviews with them (i) the scope and timing of their audit services and any other services they may be asked to perform, (ii) their report on the Company's consolidated financial statements following completion of the audit, and (iii) the Company's policies and procedures with respect to internal accounting and financial controls. This Committee meets separately with representatives of the Company's independent accountants and with representatives of senior management and the internal auditors. The Audit Committee held five meetings during 1993.

      The Compensation Committee consists of five non-employee directors: Mr. Roman (Chair) and Messrs. Enloe, Kinnear, Larson, and Lay. The Committee
reviews and makes recommendations to the Board of Directors concerning the compensation of officers and other employees and is responsible for administering the Company's employee equity incentive plans. During 1993 this Committee held seven meetings.

                                      3

     The Nominating Committee consists of six non-employee directors: Mr. Enloe (Chair) and Messrs. Kinnear, Larson, Lay, Roman, and Rosen. The Committee is responsible for establishing procedures for the selection and retention of members of the Board of Directors, evaluating Board nominees and members, and recommending nominees. This Committee will consider nominees recommended by stockholders. Any such recommendations should be forwarded to the Secretary of the Company with pertinent background information regarding the proposed nominee. The Nominating Committee met on two occasions during 1993.

                             Directors' Compensation

      Board members other than those employed by the Company receive an annual fee of $30,000 ($50,000 for the Chairman), and a fee of $1,000 for each Board meeting attended in person. Each Committee chairman receives an additional fee of $5,000 annually. Directors are reimbursed for travel and certain other expenses incurred in connection with their duties as a director of the Company. In connection with his role as Chairman of the Board of Directors, the Company retained Mr. Rosen to perform certain consulting services for the Company. In 1993 he received $154,500 in consulting fees from the Company.

     The Company has adopted a stock option plan for non-employee directors (the "Director Plan"), which authorizes 500,000 shares of Common Stock for issuance pursuant to stock options granted to non-employee directors. Under the Director Plan, (i) each newly appointed director is granted an option to purchase 10,000 shares of Common Stock at an exercise price equal to the market value of the
Common Stock on the date of the grant; (ii) each year upon re-election to the Board each non-employee director receives an option grant to acquire 4,000 shares of Common Stock or, in the case of the director named as Chairman of the Board, an option to acquire 5,000 shares of Common Stock with an exercise price equal to market value on the day of grant; and (iii) six months prior to each annual meeting each non-employee director may file an election to receive stock options in lieu of all or a portion of the annual retainer to be earned following his election. Upon his appointment to the Board on April 23, 1993, Mr. Larson received an option grant with an exercise price of $48.75 per share. On April 23, 1993, Messrs. Rosen, Enloe, Kinnear, Lay and Roman each received an annual option grant upon re-election with an exercise price of $48.75 per share; and, Messrs. Rosen, Kinnear, and Lay were granted options to purchase 2,051 shares, 615 shares, and 1,231 shares, respectively, at an exercise price of $24.38, as the result of their elections to receive options in lieu of a portion of annual fees.

      As part of its overall program to promote charitable giving, the Company has established a directors' charitable donation program funded by life insurance policies on directors. Upon the death of an individual who has served as a director for three years, the Company will donate $1 million to one or more qualifying charitable organizations recommended by the individual director and subsequently will be reimbursed by life insurance proceeds. Individual directors derive no financial benefit from this program since all charitable donations are made by the Company. The program does not result in any material cost to the Company.


                               Executive Officers

     The Board elects executive officers annually at its first meeting following the annual meeting of stockholders. Certain information concerning the Company's executive officers is set forth below, except that information concerning Mr. Pfeiffer is set forth above under "Election of Directors."

      Andreas Barth, age 49, was elected Senior Vice President, Europe, in December 1991. He joined the Company in February 1988 as Managing Director of Compaq Computer GmbH, the Company's German subsidiary, was appointed Vice President, Central Europe in December 1990, and Vice President, Europe in January 1991.

      Hugh Barnes, age 48, was elected Senior Vice President, Peripherals Division, in February 1993. He joined the Company in April 1984 as director of engineering for portable computers and was appointed Vice President, General Engineering in January 1986 and Vice President, Product Development in December 1989.

     Ross A. Cooley, age 53, was elected Senior Vice President, North America in
December  1991.   He  joined the Company in February 1984 as  a  regional  sales manager,  and was appointed Vice President, Sales in

                                        4

April 1987, Vice President, Sales and Service in September 1989, and Vice President, North America in January 1991.

     Wilson D. Fargo, age 49, was elected Senior Vice President, General Counsel and Secretary of the Company in May 1989. He joined the Company in September 1984 as Vice President and General Counsel and he was appointed Secretary of the Company in October 1984.

      James W. Hartzog, age 47, was elected Senior Vice President, Portable PC Division of the Company in July 1993. He joined the Company as director of profit improvement in January 1989 and was appointed Vice President Engineering, PC Division in May 1992.

      Gregory E. Petsch, age 43, was elected Senior Vice President, Corporate Operations in April 1993. He joined the Company in September 1983 as director of manufacturing control and was named Vice President, CPU Manufacturing in May 1989 and Vice President, Manufacturing in November 1991.

      John T. Rose, age 48, joined the Company as Senior Vice President, Desktop PC Division, in July 1993. Prior to his arrival at the Company, he was Vice President of Digital Equipment Corporation's Personal Computing Systems Business, which he established in 1985.

      Gary Stimac, age 42, was elected Senior Vice President, Systems Division, in October 1991. He joined the Company in February 1982 as a systems engineer and was elected Vice President, Engineering in January 1986, Vice President, Systems Engineering in May 1987, and Senior Vice President, Systems Engineering in May 1989.

      Daryl J. White, age 46, was elected Senior Vice President, Finance and Chief Financial Officer in May 1989. He joined the Company in January 1983 as Director of Information Management and was elected Corporate Controller in May 1984, Vice President and Corporate Controller in January 1986, and Vice President, Finance and Chief Financial Officer, in October 1988.

      Gian Carlo Bisone, age 47, was elected Vice President, North America Marketing, in May 1992. He joined the Company in April 1990 as Vice President, Marketing, Europe, and was appointed Vice President, Corporate Marketing, in October 1991. Before joining the Company, Mr. Bisone was Vice President, Marketing for Olivetti. He was employed by Olivetti for 18 years and served in a number of positions.

      Steven H. Hamblin, age 45, was elected Vice President, Worldwide Logistics in December 1992. Mr. Hamblin joined the Company in October 1984 as Corporate Operations Controller and was appointed Managing Director of Singapore Manufacturing Operations in March 1987, Managing Director, Asia/Pacific in February 1991, and Vice President, Asia/Pacific in October 1991.

      David J. Schempf, age 38, was elected Vice President, Corporate Finance, Corporate Controller, and Treasurer in November 1992. He joined the Company in October 1982 as accounting manager and later served as controller of the office and personal computer divisions and was elected Vice President and Corporate Controller in May 1989.

      Robert W. Stearns, age 43, joined the Company as Vice President of Corporate Development in July 1993. Prior to his arrival at the Company, he was employed as a consultant focusing on high technology issues with McKinsey & Co. from August 1992 to July 1993 and as Vice President, Corporate Marketing with Motorola/Codex from September 1986 to August 1992.

     Jerry Welch, age 55, was elected Vice President, Human Resources in January 1991. He joined the Company in August 1985 as Director of Human Resources of its telecommunications subsidiary and was appointed Director, International Human Resources in September 1986 and Director, Human Resources for Engineering and Administration in January 1988.

      John W. White, age 55, was elected Vice President and Chief Information Officer upon his joining the Company in February 1994. Before joining the Company, Mr. White was Vice President of Texas Instruments, Inc., and President of its Information Technology Group. He was employed by Texas Instruments for 28 years and served in a number of positions.

                                        5

                                 Stock Ownership

          The following table sets forth information regarding the ownership of the Company's Common Stock by (i) each beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) the Chief Executive Officer and the four most highly compensated other executive officers, and (iv) the executive officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. The Company had 85,341,971 shares of Common Stock outstanding at February 28, 1994.

    Name of Owner or               Number of Shares                 Percent of
   Identity of Group         Options<F1>        Total<F1>           Outstanding

Twentieth Century
Companies, Inc.
4500 Main Street,                             4,868,900 <F2>           5.71 %
Kansas  City, MO
        64141-9210

FMR Corp.
82 Devonshire Street
Boston, MA  02109                             9,075,138 <F3>          10.63

Benjamin M. Rosen               60,428          566,416                 *
Eckhard Pfeiffer               419,670          420,230 <F4>            *
Robert Ted Enloe, III           22,000           22,000                 *
George E.R. Kinnear II           8,615           14,615                 *
George H. Heilmeier                  0              100                 *
Peter N. Larson                 10,000           10,200                 *
Kenneth L. Lay                   7,231           34,919                 *
Kenneth Roman                   12,000           14,000                 *
Andreas Barth                   98,631           98,961                 *
Ross Cooley                     19,666           21,735 <F5>            *
Gary Stimac                    165,749          190,208 <F6>            *
Daryl J. White                  16,166           16,949                 *
All executive officers
and directors as a group       987,197        1,571,365 <F7>           1.84

[FN]
*  Less than 1%
<F1>  Includes  Company  stock  options  that  are  exercisable  or  will become exercisable by April 29, 1994.

<F2>  Based on information provided in Schedule 13G and amendments thereto filed with the Securities and Exchange Commission February 10, 1994, these shares are beneficially held by Twentieth Century Companies, Inc. ("TCC"), Investors Research Corporation ("IRC"), and James E. Stowers, Jr., each of the reported address. IRC, a registered investment adviser and a wholly-owned subsidiary of TCC, manages the investments of Twentieth Century Investors, Inc. among other accounts. Twentieth Century Investors, Inc. owns 4,480,000 of the reported ownership. Mr. James E. Stowers, Jr., controls TCC by virtue of his ownership of approximately 60% of the voting stock of TCC. The reported shares include 11,500 shares in which Twentieth Century Companies, Inc. shares voting power.

<F3>       Based  on information provided in Schedule 13G and amendments thereto filed with the Securities and Exchange Commission February 11, 1994, these shares are beneficially held by FMR Corporation ("FMR") and certain of its affiliates and associates. Fidelity Management & Research Company ("FMRC"), a registered investment adviser and a wholly owned subsidiary of FMR, is the beneficial owner of 8,451,660 shares as a result of acting as investment adviser to the Fidelity Funds, voting power over which resides with the Funds' Boards of Trustees. Edward C. Johnson 3d owns 34% of the outstanding voting stock of FMR and serves as Chairman. In his Schedule 13G dated November 10, 1993, Mr. Johnson reported that he had sole voting power over 13,500 shares, sole dispositive power over 8,741,052 shares and shared voting and dispositive power over 11,250 shares.

<F4> Includes 560 shares held by daughter and in custody for a minor child.

<F5> Includes 2,069 shares of Common Stock credited to Mr. Cooley's  account  in the Company's Investment Plan.

<F6> Includes 1,395 shares of Common Stock credited to Mr. Stimac's  account  in the Company's Investment Plan.

<F7> Includes  14,875  shares of Common Stock credited  to  executive  officers'
accounts in the Company's Investment Plan.


                             EXECUTIVE COMPENSATION

      The following Tables I through III present information concerning the cash compensation and stock options provided to Messrs. Pfeiffer, Barth, Cooley, Stimac, and White. The notes to these tables provide more specific information regarding compensation. Table IV sets forth the anticipated retirement benefits

                                        6

to be received by Mr. Pfeiffer and Mr. Barth under the defined benefit retirement plan of the Company's German subsidiary. The Company's compensation policies are discussed in the Compensation Committee Report.

                                     TABLE I
                              SUMMARY COMPENSATION
                                                           Long-Term
                             Annual Compensation <F1>     Compensation
                             ________________________     ____________
                                                           Securities
  Principal                                  Other Annual  Underlying     All Other
  Position       Year    Salary      Bonus   Compensation    Options    Compensation
____________________________________________________________________________________

Eckhard Pfeiffer 1993  $1,000,000  $1,500,000       --        120,000         --
 Chief           1992     921,400     800,000  $1,166,404<F2> 120,000         --
 Executive       1991<F3> 664,842     400,000       --        260,000         --
 Officer

Andreas Barth    1993      380,573    350,590        --        40,000         --
 Senior Vice     1992      352,158    247,693       --         40,000         --
 President       1991      274,328    158,174       --         70,000         --
 Europe

Ross Cooley      1993      321,766    450,000       --         40,000     $8,994<F4>
 Senior Vice     1992      300,159    225,000       --         30,000      8,728<F4>
 President       1991      270,000    130,000       --         60,000         --
 North America

Gary Stimac      1993      430,000    450,000       --         40,000      8,994<F4>
 Senior Vice     1992      410,000    250,000       --         40,000      8,728<F4>
 President       1991      375,000    150,000       --        100,000         --
 Systems Division

Daryl White      1993      365,000    400,000       --         40,000      8,994<F4>
 Chief           1992      345,000    250,000       --         40,000      8,728<F4>
 Financial       1991      310,000    150,000       --        100,000         --
 Officer

<F1>   Amounts  shown include cash compensation earned by executive  officers as well as amounts earned but deferred. Management believes that the value of any other benefits to any officer during 1993 or to any officer other than Mr. Pfeiffer during 1992 did not exceed $50,000 or fall within any other category requiring inclusion.

<F2>   In   accordance with the employment agreement between the Company and  Mr.
Pfeiffer, the Company paid these funds to Mr. Pfeiffer to reimburse him for U.S. taxes incurred in 1992 upon his exercise of certain stock options.

<F3>   From  January 1991 to October 1991, Mr. Pfeiffer served as  the Company's
Executive Vice President and Chief Operating Officer.

<F4>  Amounts contributed to the Company's defined contribution  plan  on behalf of the named executive officer.

                                    TABLE II
                              1993 OPTION EXERCISES
                           AND YEAR-END OPTION VALUES
                                                      Number of Unexercised      Value of Unexercised
                                                            Options at           in-the-Money Options
                    1993 Stock Option Exercises         December 31, 1993        at December 31, 1993
                     Shares      Value Realized    Exercisable  Unexercisable   Exercisable   Unexercisable
- -----------------------------------------------------------------------------------------------------------
Eckhard Pfeiffer            0    $         0       372,336        387,664         $16,216,977   $13,020,620
Andreas Barth               0              0        84,900        117,100           3,442,172     3,686,417
Ross Cooley            74,667      1,493,825         5,000        113,000             176,280     3,347,329
Gary Stimac           120,000      4,409,534       143,751        156,249           5,128,108     5,192,400
Daryl White           134,300      2,329,819        35,950        149,750           1,416,174     4,980,243

                                        7

                                    TABLE III
                            1993 STOCK OPTION GRANTS
                                                            Gains based on
                                                             Assumed Rates
                                                             of Stock Price
                                                             Appreciation
                        1993 Stock Option Grants          for Option Term <F1>
                        -------------------------------------------------------
                              % of    Exercise
                              1993     /Base
                            Employee   Price                Assumed     Assumed
                 Options     Option     per    Expiration    Rate        Rate
                Granted<F2>  Grants    Share      Date        5%          10%
NAME                                  9/23/93
- --------------------------------------------------------------------------------
Eckhard Pfeiffer   120,000    5.62%   $58.75    9/23/03  $4,433,710  $11,235,881
Andreas Barth       40,000    1.87     58.75    9/23/03   1,477,903    3,745,293
Ross Cooley         40,000    1.87     58.75    9/23/03   1,477,903    3,745,293
Gary Stimac         40,000    1.87     58.75    9/23/03   1,477,903    3,745,293
Daryl White         40,000    1.87     58.75    9/23/03   1,477,903    3,745,293

All Shareholders:     N/A      N/A    $58.75      N/A        $3.05      $7.74
 82,611,071 shares                                          billion    billion
 outstanding
 9/30/93

Named officers gain
 gain as % of         N/A        N/A      N/A       N/A       .34%       .34%
 All Shareholders'
 gain

[FN]
<F1>  The potential gain is calculated from the closing price of Common Stock on
September 23, 1993, the date of grants to executive officers. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
<F2>  Option  grants  generally vest over 60 months from the date  of  grant and expire ten years from date of grant.


                                    TABLE IV
                               GERMAN PENSION PLAN

               Final        Annual Pension Benefits without Reductions
Eckhard       Average       for Anticipated Social Security and Prior
Pfeiffer       Base                Employment Pension Benefits
              Salary
____________________________________________________________________________
Years of                     15         20        25        30        35
Service
____________________________________________________________________________
           $  800,000    $313,043   $417,391  $480,000   $480,000   $480,000
              900,000     352,174    469,565   540,000    540,000    540,000
            1,000,000     391,304    521,739   600,000    600,000    600,000
            1,100,000     430,435    573,913   660,000    660,000    660,000
            1,200,000     469,565    626,087   720,000    720,000    720,000


            Final Base      Annual Pension Benefits without Reduction
Andreas       Salary        for Anticipated Social Security Benefits
Barth
____________________________________________________________________________
Years of                     15        20         25       30         35
Service
____________________________________________________________________________
             $300,000    $ 90,000   $120,000  $150,000   $180,000   $210,000
              400,000     120,000    160,000   200,000    240,000    280,000
              500,000     150,000    200,000   250,000    300,000    350,000
              600,000     180,000    240,000   300,000    360,000    420,000
              700,000     210,000    280,000   350,000    420,000    490,000

Table IV indicates anticipated benefits at age 65 assuming the years of service with the Company shown. At December 31, 1993, Mr. Pfeiffer and Mr. Barth had ten years and five years of vested service, respectively. Benefits for Mr.
Pfeiffer are calculated based on a formula under which he receives benefits equal to sixty percent of his average base salary over his final three years of employment. Any benefit is offset by U.S. and German social security benefits, pension payments from previous employers, and any amounts contributed by the
Company to the U.S. defined contribution plan. Benefits for Mr. Barth are calculated based on a formula under which he receives an annual retirement benefit equal to two percent of his final base salary times his years of service. This benefit will be offset by German social security benefits. The Company's executive officers in the United States are eligible to participate in the Company's defined contribution plan. Amounts contributed to the defined contribution plan are included in Table I.

                                        8


Stock Performance Graph

          The following graph compares the Company's five-year cumulative total return to the S&P 500 and the S&P Computer Systems Composite Index over a five-year period, beginning December 31, 1988, and ending December 31, 1993. The total stockholder return assumes $100 invested at the beginning of the period in Compaq Common Stock, the S&P 500, and the S&P Computer Systems Composite Index. It also assumes reinvestment of all dividends. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                                      TABLE
                 Comparison of Five-Year Cumulative Total Return

           {Linear graph with coordinates indicated in the table below}

                           1988    1989    1990    1991     1992    1993
                         ________________________________________________
Compaq Computer             100     133     189      88      163     248
Corporation
S&P 500 Composite           100     132     128     166      179     197
S&P Computer Systems        100      83      93      83       61      63
Composite


Executive Officer Agreements

          Effective January 1, 1992, the Company entered into an employment agreement with Mr. Pfeiffer (the "CEO Agreement"). The CEO Agreement sets forth certain of the terms of Mr. Pfeiffer's employment, including Mr. Pfeiffer's right to receive a severance payment equal to four times his base salary (excluding bonuses) upon (i) termination of employment without cause, or (ii) his resignation following his removal as Chief Executive Officer or a change of control of the Company. In such events, the CEO Agreement also calls for Mr. Pfeiffer to vest in all his outstanding stock options and to have a two-year period to exercise options granted before 1989. Mr. Pfeiffer's right to receive the severance payment, accelerated stock option vesting, and an extension of the period to exercise his options is subject to his execution of a release of any claims against the Company and his agreement not to compete with the Company or solicit its employees for 24 months following termination of employment. The CEO Agreement also sets forth the Company's agreement to indemnify Mr. Pfeiffer for certain personal income taxes related to his relocation to the United States in 1991. The agreement set forth Mr. Pfeiffer's base compensation for 1992 and calls for Mr. Pfeiffer and the Company to renegotiate Mr. Pfeiffer's base salary on an annual basis. The CEO Agreement governs the terms and conditions of Mr. Pfeiffer's

                                        9

employment with the Company until he resigns or his employment is terminated at any time by the Company, with or without cause.

          The Company has entered into severance arrangements with Messrs. Barth, Cooley, Stimac and White. The Company has agreed with each of these officers that upon (i) termination of employment without cause, (ii) resignation following a material change in the officer's duties, (iii) a change of control, disability, or a reduction in pay greater than 25%, or (iv) the Company's failure to renew the agreement, such officer would receive a severance payment equal to eighteen months of base compensation. The Company's obligation to make such payment is subject to the officer's execution of a release and noncompetition and nonsolicitation agreement.

           The Company's stock option plans provide for full vesting of outstanding options in the event there is a change of control of the Company.


                          Compensation Committee Report


      The Compensation Committee of the Board of Directors, composed of independent outside directors, is responsible for setting the policies that govern the Company's compensation programs, administering the Company's equity compensation plans, and establishing the cash compensation of executive officers. The Committee's objective is to establish compensation programs designed to attract, retain, and reward executives who will lead the Company in achieving its business goals in a highly competitive and rapidly changing industry. The compensation mix for executive officers consists of base salaries, an annual cash bonus system, and stock option awards. As a result, much of an executive officer's compensation is based upon the financial performance of the Company.

      The Committee makes its compensation decisions based on an analysis of the Company's performance and an evaluation of comparative compensation information. Comparative performance data in 1993 was based on a group of 35 industry competitors, which included all of the companies in the S&P Computer Systems Index. The peer group is recommended to the Committee by an outside consulting firm, which analyzes companies for similar product lines, size, and financial structure. In 1993, the Company's performance placed the Company above the 90th percentile in the peer group based on an evaluation of return on total capital and revenue growth, which are highly correlated with long-term shareholder value creation.

      Comparative compensation data in 1993 was derived from analysis of several independent surveys of compensation practices by the Company and outside consultants. Information from the computer and electronics industry segments are used wherever available. Survey sources include an equity compensation survey conducted by Hewitt Associates, in which each of the companies utilized for comparative performance data are invited to participate. The Committee believes these sources provide the appropriate information to evaluate the pay practices of the companies with which the Company competes to hire and retain executives.

      The Committee annually establishes each executive officer's base salary based on the Committee's evaluation of the officer's performance and contribution in the previous year and on competitive pay practices. The Company targets executive base salary range midpoints at the 62nd percentile of relevant market data. The Committee determined each executive officer's base compensation for 1993, including the CEO's, based upon an appraisal of the officer's contribution to the Company's results in 1992, and on the officer's position and responsibilities for 1993. The criteria used in this appraisal varied based upon the officer's sphere of responsibility, but generally focused on measures such as revenue growth in marketing and sales divisions, an assessment of the product road map in product divisions, expense control, and asset management.

      At the end of each year, the Committee establishes a cash bonus fund based on the Company's performance relative to the industry peer group. In 1993 the Committee evaluated comparative compensation data to determine the aggregate amount required to pay bonuses that would result in average total cash compensation payments to executives at the 90th percentile level, in line with the Company's performance in 1993. The Committee then determined the amount of the award for each executive officer by reviewing comparative data for each executive officer's position at the 90th percentile total cash compensation levels and

                                        10

evaluating this information in light of individual contribution levels,  succession  plans,  prospective  future  contributions,  and  retention requirements. In establishing Mr. Pfeiffer's bonus for 1993, the Committee considered the effective strategies that were initiated and executed by Mr. Pfeiffer, which resulted in record-setting financial performance in 1993, including an annual sales increase to $7.2 billion from $4.1 billion in 1992, an increase in earnings per share to $5.35 from $2.58 in 1992, and 98 percent growth in the number of unit shipments worldwide, and, in particular, the market's confidence in Mr. Pfeiffer's leadership. The Committee authorizes the Chief Executive Officer to allocate the remainder of the bonus fund to key employees other than executive officers based on competitive pay practices and individual performance and contributions.

      The Compensation Committee and the Board of Directors believe that management's ownership of a significant equity interest in the Company is a major incentive in building shareholder wealth and aligning the long-term interests of management and stockholders. Stock options, therefore, are granted by the Committee at option prices not less than the fair market value of the Company's common stock on the grant date and generally vest over sixty months. Thus stock options have no value unless the share price increases over the fair market value on the date of grant. Option awards contribute to the retention of key executives since they realize the benefits of options only as they vest based on tenure after the grant. The Compensation Committee determines which employees receive stock option grants by evaluating the responsibilities and relative positions of key employees in comparison to like or similar positions at competitor companies. The Committee draws upon the equity compensation survey performed by Hewitt Associates for guidance in determining grants.

      Based on the Company's performance in comparison to the peer group, the Committee determined that options should be awarded to Mr. Pfeiffer and other key executives at levels above the 90th percentile of comparative grant practices reflected in the equity compensation survey. The Committee uses peer group data to determine an appropriate range of awards for similar positions and makes awards within this range based on an evaluation that takes into consideration the employee's past and prospective contributions to the success of the Company as well as the projected value of outstanding unvested shares and proposed awards. To evaluate projected values, the Committee uses stock price projections two years in the future that are based on Value Line predictions of the industry share growth rate.

      In its tax year beginning December 1, 1994, the Company will be subject to U.S. tax legislation adopted in 1993 that could limit the deductibility of certain compensation payments to its executive officers. The Company believes that any compensation realized in connection with the exercise of stock options granted by the Company will continue to be deductible as performance-based compensation. The Committee will continue to evaluate the impact of this legislation on its cash compensation programs and submit any appropriate proposals to its stockholders at future meetings.

                                   Compensation Committee
                         Kenneth Roman, Chair     Kenneth L. Lay
                         Robert Ted Enloe, III    Peter N. Larson
                         George E.R. Kinnear II


                               GENERAL INFORMATION

           Price Waterhouse, independent accountants, has served as the independent accountants of the Company since 1982, the year of the Company's incorporation, and has been appointed to audit the Company's consolidated financial statements for 1994. The Board has not proposed that any formal action be taken at the meeting with respect to the employment of Price Waterhouse inasmuch as no such action is legally required. Representatives of Price Waterhouse plan to attend the annual meeting and will be available to answer appropriate questions. Its representatives will have the opportunity to make a statement at the meeting if they so desire.

          Proposals of stockholders that are intended to be presented at the Company's 1995 annual meeting of stockholders must be received by the Company no later than November 10, 1994, to be included in the proxy statement and proxy relating to that meeting.

Your vote is important! Please sign and return your proxy in the enclosed envelope.

                                        11
______________________________________________________________________________
                     Graphic and Image Information Appendix

A performance graph showing five year cumulative total return among the Company, the S&P 500 Composite Index and the S&P Computer Systems Composite Index appears on page 9. The coordinates used in the graph also appear on page 9.

                  COMPAQ COMPUTER CORPORATION

   Annual Meeting of Stockholders to be held  April 21, 1994

  This Proxy is Solicited on Behalf of the Board of Directors

          The undersigned hereby appoints Daryl J. White and Wilson D. Fargo, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of Common Stock of Compaq Computer Corporation (the "Company") which the undersigned is entitled to vote at the annual meeting of stockholders to be held April 21, 1994, and all adjournments thereof, with all the powers the undersigned would possess if personally present, and particularly, without limiting the generality of the foregoing, to vote and act on the following matters and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof:

          THIS  PROXY  WILL  BE  VOTED AS  SPECIFIED.   IF  NO
SPECIFICATION  IS  MADE, THIS PROXY WILL BE  VOTED  "FOR"  THE
ELECTION  OF EACH DIRECTOR NOMINEE NAMED HEREIN AND "FOR"  THE
OTHER MATTERS DESCRIBED HEREIN.

       (Continued, and to be signed, on the reverse side)


The Board of Directors recommends a vote FOR the Proposal

Proposal:  Election of eight directors of the Company:

Nominees:Benjamin M. Rosen; Eckhard  Pfeiffer;  Robert
Ted  Enloe  III;  George  H.  Heilmeier;  George  E.R.
Kinnear,  II;  Peter N. Larson, Kenneth  L.  Lay;  and
Kenneth Roman


                          For                       Withheld
                          All                       From All
                       Nominees                     Nominees

                        _______                      _______


___  To   withhold   authority  to  vote  for  any   individual
     nominee(s), mark this box and strike name from the listing above.


Please sign as name appears.  Joint owners should each
sign.     When   signing   as   attorney,    executor,
administrator, trustee or guardian, please  give  full
title  as  such.   If signer is a corporation,  please
sign with the full corporation name by authorized officer or officers. Please fill in date.


Signature ______________________________________
Date ____________________

Signature ______________________________________
Date ____________________

                         MARK HERE FOR ADDRESS CHANGE AND NOTE  AT
                   / /   LEFT.